Exhibit 99.1

Exa Reports Fourth Quarter and Fiscal 2015 Financial Results

Full Year Fiscal 2015 Revenue Increases 13% Year-over-Year, or 15% on a Constant Currency Basis

Burlington, Mass., March 19, 2015 – Exa® Corporation (NASDAQ: EXA), a leading innovator of simulation software for product engineering, today announced financial results for the fourth quarter and full year fiscal 2015, which ended January 31, 2015.

“With 18% constant currency growth, fourth quarter revenue of $16.9 million was solidly within our target range and represented a strong end to our fiscal year,” said Stephen Remondi, President and Chief Executive Officer of Exa. “We executed well to produce adjusted EBITDA that was above the high end of our guidance range. Incremental investments we have been making to drive our long-term growth are showing results, contributing to the three percentage point improvement in license revenue growth in fiscal 2015. In addition, constant currency project revenue growth of over 20% for the year positions us well to continue our high rate of project to license conversions as we enter fiscal 2016. We believe that our recently introduced ExaCLOUD™ solution can also help accelerate the adoption of our simulation-driven design for new customers. Continuing our successful strategy of investing in our growth while maintaining profitability, we expect to show incremental leverage in adjusted EBITDA margin in fiscal 2016 while delivering revenue growth within our target range of 15 to 20%, each on a constant currency basis.”

Fourth Quarter Fiscal 2015 Financial Highlights

Revenue

•	Total revenue for the fourth quarter of fiscal 2015 was $16.9 million, an increase of 11% compared to $15.2 million in the comparable period in fiscal 2014. On a constant currency basis, total revenue increased 18% when compared with the corresponding period in fiscal 2014.

•	License revenue was $12.9 million for the fourth quarter of fiscal 2015, compared to $12.0 million in the comparable period in fiscal 2014, representing an increase of 7%, or 14% on a constant currency basis.

•	Project revenue was $4.0 million for the fourth quarter of fiscal 2015, compared to $3.2 million in the same period in fiscal 2014, an increase of 25%, or 36% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(0.2) million in the fourth quarter of fiscal 2015, compared to a loss of $(0.2) million in the comparable period in fiscal 2014.

•	Non-GAAP income from operations was $0.7 million in the fourth quarter of fiscal 2015, compared to $0.3 million in the comparable period in fiscal 2014.

•	Adjusted EBITDA was $1.4 million in the fourth quarter of fiscal 2015, compared to $0.8 million in the comparable period in fiscal 2014.

•	GAAP net loss was $(1.1) million in the fourth quarter of fiscal 2015, compared to GAAP net income of $0.1 million for the comparable period in fiscal 2014. GAAP net loss per share was $(0.08), based on 13.8 million diluted weighted average shares outstanding, compared to GAAP net income per share of $0.01 for the comparable period in fiscal 2014, based on 14.7 million diluted weighted average shares outstanding.

•	Non-GAAP net loss was $(0.6) million, or $(0.04) per diluted share in the fourth quarter of fiscal 2015, compared to non-GAAP net income of $0.4 million, or $0.03 per diluted share, in the comparable period in fiscal 2014.

Full Year Fiscal 2015 Financial Highlights

Revenue

•	Total revenue for the full year fiscal 2015, which ended January 31, 2015, was $61.4 million, an increase of 13% compared to $54.5 million in fiscal 2014. On a constant currency basis, total revenue increased 15% when compared with fiscal 2014.

•	License revenue was $49.7 million in fiscal 2015, compared to $44.6 million in fiscal 2014, representing an increase of 12%, or 14% on a constant currency basis.

•	Project revenue was $11.7 million in fiscal 2015, compared to $9.9 million in fiscal 2014, an increase of 18%, or 22% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(2.4) million in fiscal 2015, compared to $(0.1) million in fiscal 2014.

•	Non-GAAP income from operations was $0.1 million in fiscal 2015, compared to $1.4 million in fiscal 2014.

•	Adjusted EBITDA was $2.7 million in fiscal 2015, compared to $3.3 million in fiscal 2014.

•	GAAP net loss was $(19.2) million in fiscal 2015, compared to $(0.7) million in fiscal 2014. GAAP net loss per share was $(1.39), based on 13.7 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(0.05) in fiscal 2014, based on 13.3 million diluted weighted average shares outstanding.

•	Non-GAAP net loss was $(17.5) million, or $(1.27) per diluted share in fiscal 2015, compared to non-GAAP net income of $0.3 million, or $0.02 per diluted share, in fiscal 2014.

Balance Sheet

•	The company had $21.8 million in cash and cash equivalents at January 31, 2015, compared to $23.9 million at October 31, 2014.

Business Outlook

Based on information available as of March 19, 2015, Exa is providing first quarter and fiscal 2016 guidance as indicated below.

First Quarter Fiscal 2016:

•	Total revenue is expected to be in the range of $14.5 million to $15.1 million.

•	Adjusted EBITDA loss is expected to be in the range of $(0.8) million to $(0.3) million.

•	GAAP net loss is expected to be in the range of $(2.5) million to $(2.0) million.

•	Non-GAAP net loss is expected to be in the range of $(2.1) million to $(1.6) million.

•	Basic share count for the first quarter is estimated to be 14.3 million shares.

•	Diluted share count for the first quarter is estimated to be 14.8 million shares.

Full Year Fiscal 2016:

•	Total revenue is expected to be in the range of $64.7 million to $67.0 million.

•	With a $4 to $5 million negative impact from foreign currency fluctuations, this would represent growth of 13% to 17% from fiscal 2015 on a constant currency basis.

•	Adjusted EBITDA is expected to be in the range of $1.8 million to $2.5 million.

•	Constant currency headwinds negatively impact adjusted EBITDA margin expectations by 2.0 to 2.5 percentage points.

•	GAAP net loss is expected to be in the range of $(5.9) million to $(5.2) million.

•	Non-GAAP net loss is expected to be in the range of $(4.3) million to $(3.6) million.

•	Basic share count for the full year is estimated to be 14.5 million shares.

•	Diluted share count for the full year is estimated to be 14.9 million shares.

The above guidance assumes an exchange rate of 1.13 US dollars per Euro and 118.0 Japanese yen per US dollar for fiscal year 2015.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s fourth quarter and full year fiscal 2015 financial results conference call
When:	Thursday, March 19, 2015
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, from within the U.S.
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 95341429, from within the U.S.
(404) 537-3406, Passcode 95341429, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, loss on extinguishment of debt, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq:EXA) (www.exa.com) Corporation’s visualization and simulation software helps designers and engineers produce better vehicles and equipment. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Some of the most successful product companies in the world use Exa, including BMW, Ford, Hyundai, Jaguar Land Rover, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2014, Form 10-Q for the quarter ended October 31, 2014 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	January 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$21,785	$28,753
Accounts receivable	27,462	27,245
Prepaid expenses and other current assets	3,098	4,321

Total current assets	52,345	60,319
Property and equipment, net	6,961	7,356
Intangible assets, net	2,395	2,745
Deferred tax assets	260	13,306
Other assets	1,092	1,123

Total assets	$63,053	$84,849

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,620	$1,684
Accrued expenses	10,585	10,285
Current portion of deferred revenue	26,863	30,594
Current portion of capital lease obligations	2,390	2,426

Total current liabilities	41,458	44,989
Deferred revenue	38	273
Capital lease obligations	1,602	2,695
Deferred rent	472	831
Other long-term liabilities	592	528

Total liabilities	44,162	49,316

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 13,874,744 and 13,388,712 shares issued, respectively; 13,842,242 and 13,356,210 shares outstanding, respectively	14	13
Additional paid-in capital	88,181	85,201
Accumulated deficit	(68,878)	(49,721)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive (loss) income	(426)	40

Total stockholders’ equity	18,891	35,533

Total liabilities and stockholders’ equity	$63,053	$84,849

EXA CORPORATION

Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014

Revenue:
License revenue	$12,900	$12,047	$49,742	$44,579
Project revenue	3,960	3,167	11,689	9,935

Total revenues	16,860	15,214	61,431	54,514

Operating expenses (1):
Cost of revenues	5,143	4,432	18,933	15,959
Sales and marketing	3,150	3,004	10,668	9,543
Research and development	5,841	4,976	21,809	18,240
General and administrative (2)	2,958	2,961	12,468	10,894

Total operating expenses	17,092	15,373	63,878	54,636

Loss from operations	(232)	(159)	(2,447)	(122)

Other (expense) income, net:
Foreign exchange gain (loss)	19	(58)	344	(83)
Interest expense	(77)	(66)	(342)	(694)
Interest income	3	2	12	15
Loss on extinguishment of debt	—	—	—	(755)
Other income, net	—	3	7	10

Total other (expense) income, net	(55)	(119)	21	(1,507)

Loss before income taxes	(287)	(278)	(2,426)	(1,629)
(Provision) benefit for income taxes	(861)	392	(16,731)	920

Net (loss) income	$(1,148)	$114	$(19,157)	$(709)

Net (loss) income per share:
Basic	$(0.08)	$0.01	$(1.39)	$(0.05)
Diluted	$(0.08)	$0.01	$(1.39)	$(0.05)
Weighted average shares outstanding used in computing net (loss) income per share:
Basic	13,838,323	13,350,753	13,735,897	13,326,883
Diluted	13,838,323	14,738,356	13,735,897	13,326,883

Comprehensive (loss) income:
Net (loss) income	$(1,148)	$114	$(19,157)	$(709)
Foreign currency translation adjustments	(306)	(20)	(466)	56

Comprehensive (loss) income	$(1,454)	$94	$(19,623)	$(653)

(1) Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014

Cost of revenues	$75	$38	$209	$137
Sales and marketing	164	70	413	239
Research and development	318	112	865	376
General and administrative	270	144	743	458

Total	$827	$364	$2,230	$1,210

(2) Includes amortization expense related to intangible assets as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014

General and administrative	$87	$88	$350	$351

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Year Ended January 31,
	2015	2014
Cash flows (used in) provided by operating activities:
Net loss	$(19,157)	$(709)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,917	2,185
Stock-based compensation expense	2,230	1,210
Deferred rent expense	(316)	(555)
Non-cash interest	—	162
Loss on extinguishment of debt, non-cash portion	—	465
Deferred income taxes	15,131	(2,171)
Net change in operating assets and liabilities:
Accounts receivable	(188)	610
Prepaid expenses and other current assets	(609)	(199)
Other assets	35	(61)
Accounts payable	(55)	(57)
Accrued expenses	355	2,921
Other liabilities	20	(221)
Deferred revenue	(3,436)	4,847

Net cash (used in) provided by operating activities	(3,073)	8,427

Cash flows used in investing activities:
Purchases of property and equipment	(768)	(746)

Net cash used in investing activities	(768)	(746)

Cash flows used in financing activities:
Proceeds from stock option exercises	757	205
Payments of long-term debt	—	(7,365)
Payments of capital lease obligations	(2,764)	(2,106)
Payment of debt issuance costs	—	(213)

Net cash used in financing activities	(2,007)	(9,479)

Effect of exchange rate changes on cash	(1,120)	(165)

Net decrease in cash and cash equivalents	(6,968)	(1,963)

Cash and cash equivalents, beginning of period	28,753	30,716

Cash and cash equivalents, end of period	$21,785	$28,753

Supplemental cash flow disclosures:
Cash paid for interest	$342	$599
Cash paid for income taxes	$1,468	$821
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment through capital leases	$1,700	$2,358
Conversion of preferred stock into common stock	$—	$—
Conversion of preferred stock warrants into common stock warrants	$—	$—

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended		Year Ended
	January 31,		January 31,
	2015	2014	2015	2014

Net (loss) income	$(1,148)	$114	$(19,157)	$(709)
Add back:
Depreciation and amortization	760	624	2,917	2,185
Interest expense, net	74	64	330	679
Loss on extinguishment of debt	—	—	—	755
Other income, net	—	(3)	(7)	(10)
Foreign exchange (gain) loss	(19)	58	(344)	83
Provision (benefit) for income taxes	861	(392)	16,731	(920)

EBITDA	528	465	470	2,063
Stock-based compensation expense	827	364	2,230	1,210

Adjusted EBITDA	$1,355	$829	$2,700	$3,273

Non-GAAP operating income:

	Three Months Ended		Year Ended
	January 31,		January 31,
	2015	2014	2015	2014

Operating loss	$(232)	$(159)	$(2,447)	$(122)
Add back:
Stock-based compensation expense	827	364	2,230	1,210
Amortization of acquired intangible assets	87	88	350	351

Non-GAAP operating income	$682	$293	$133	$1,439

Non-GAAP net (loss) income:

	Three Months Ended		Year Ended
	January 31,		January 31,
	2015	2014	2015	2014

Net (loss) income	$(1,148)	$114	$(19,157)	$(709)
Add back:
Stock-based compensation expense	827	364	2,230	1,210
Amortization of acquired intangible assets	87	88	350	351
Income tax effect (1)	(320)	(158)	(903)	(546)

Non-GAAP net (loss) income	$(554)	$408	$(17,480)	$306

Non-GAAP net (loss) income per diluted share:

	Three Months Ended		Year Ended
	January 31,		January 31,
	2015	2014	2015	2014

Net (loss) income per diluted share (2)	$(0.08)	$0.01	$(1.39)	$(0.05)
Add back:
Stock-based compensation expense	0.06	0.02	0.16	0.09
Amortization of acquired intangible assets	0.01	0.01	0.03	0.03
Income tax effect (1)	(0.02)	(0.01)	(0.07)	(0.04)

Non-GAAP net (loss) income, per diluted share (2)(3):	$(0.04)	$0.03	$(1.27)	$0.02

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of any net federal benefit or charge. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 13.8 million and 14.7 million for the three months ended January 31, 2015 and 2014, respectively, and 13.7 million and 13.3 million for the fiscal years ended January 31, 2015 and 2014, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended April 30, 2015	Year Ended January 31, 2016

Net loss	$(2.5) - (2.0)	$(5.9) - (5.2)
Add back:
Depreciation and amortization	0.9	3.8
Interest expense, net	0.1	0.3
Provision for income taxes	0.2	1.6

EBITDA	(1.3) - (0.8)	(0.2) - 0.5
Stock-based compensation expense	0.5	2.0

Adjusted EBITDA	$(0.8) - (0.3)	$1.8 - 2.5

Non-GAAP net loss:

(in millions)	Three Months Ended April 30, 2015	Year Ended January 31, 2016

Net loss	$(2.5) - (2.0)	$(5.9) - (5.2)
Add back:
Stock-based compensation expense	0.5	2.0
Amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.2)	(0.8)

Non-GAAP net loss	$(2.1) - (1.6)	$(4.3) - (3.6)

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of any net federal benefit or charge. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.